UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 40th Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 11, 2021, the Board of Directors (the “Board”) of ContextLogic Inc. (the “Company”) approved the separation of the roles of chair and chief executive officer and appointed Jacqueline Reses, a current member of the Board, as Executive Chair, effective the date of approval. Mr. Szulczewski, the Company’s founder and Chief Executive Officer, will continue in his role as Chief Executive Officer and as a member of the Board. In connection with Ms. Reses’ appointment as Executive Chair, she resigned from the Board’s compensation committee.

In connection with her appointment as Executive Chair, the Board approved and the Company entered into an offer letter with Ms. Reses (the “Offer Letter”) providing for an annual base salary of $35,000, the grant of 828,500 service-based RSUs (the “Reses RSUs”), and the grant of 828,500 performance-based RSUs (the “Reses PSUs”). The Reses RSUs will be eligible to vest over 3 years based on Ms. Reses’ continuous service with the Company, either as Executive Chair or another senior executive-level position. The Reses PSUs will be eligible to vest based on the Company’s achievement on May 15, 2023 of a stock price multiple from its closing stock price on April 20, 2021 (with a maximum level of achievement/vesting of 200%), subject to Ms. Reses’ continued service with the Company, either as Executive Chair or another senior executive-level position through such date. In the event of the Company’s change in control prior to May 15, 2023, achievement of the stock price multiple will be determined at the time of such change in control based on the change in control value; however, the vesting of such portion of the Reses PSUs (the “CIC PSUs”) will be subject to Ms. Reses’ continuous service through May 15, 2023. Notwithstanding the foregoing, if Ms. Reses is subject to a termination without cause or she resigns with good reason in connection with or following such change in control (and prior to May 15, 2023), 100% of the CIC PSUs will accelerate and vest.

Further, as part of the Offer Letter, the Company entered into a severance and change in control agreement with Ms. Reses, which became effective upon her appointment, pursuant to which Ms. Reses will be eligible to receive a lump sum cash payment equal to six months of her base salary, an additional lump sum cash payment equal to six months of her benefit premiums, and 12 months accelerated vesting of her time-based equity awards if she is terminated by the Company without cause or she resigns for good reason, and such termination is not in connection with the Company’s change in control. In the event her termination without cause or resignation for good reason is within three months prior to or 12 months after a change in control, she will be eligible to receive a lump sum cash payment equal to 12 months of her base salary, an additional lump sum cash payment equal to 12 months of her benefit premiums, and full acceleration of her time-based equity awards. The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Company filed a press release to announce the separation of the roles of chair and chief executive officer and Ms. Reses’ appointment, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Offer Letter, dated May 11, 2021, by and between the Company and Jacqueline Reses

99.2	Press release issued by ContextLogic Inc. on May 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

ContextLogic Inc.

By:	/s/ Rajat Bahri
Rajat Bahri
Chief Financial Officer Principal Financial Officer